EXHIBIT 99.1

Contacts:
URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/ Delia Cannan (212) 687-8080

URS CORPORATION REPORTS SECOND QUARTER 2012 RESULTS

Raises 2012 Guidance for Completion of Flint Energy Acquisition

Announces Quarterly Dividend

SAN FRANCISCO, CA – August 7, 2012 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2012, which ended on June 29, 2012.

Second Quarter 2012 Highlights

•	Second quarter revenues were $2.69 billion, a 14% increase from the second quarter of 2011.

•
Revenues included $277.5 million from seven weeks of operations of the former Flint Energy Services Ltd. (“Flint”), which URS acquired during the quarter.  Flint revenues contributed approximately 12% in total revenue growth in the second quarter.

•	Second quarter 2012 GAAP net income was $53.6 million, or $0.72 per share on a diluted basis, including charges related to the Flint acquisition.

•
These charges included a pre-tax charge of $11.3 million (or $0.16 per share after tax) for acquisition-related expenses, and a pre-tax charge of $9.2 million (or $0.12 per share after tax) for foreign currency losses related to intercompany loans and foreign currency derivatives associated with the Flint acquisition.  URS’ prior year second quarter results included $1.0 million of pre-tax acquisition-related expenses.

•
Excluding these charges for both periods, URS’ net income for the second quarter would have been $74.7 million, a 10% increase from the second quarter 2011, and diluted earnings per share (“EPS”) would have been $1.00, a 15% increase from 2011.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “URS had another successful quarter, including the achievement of an important strategic milestone with the acquisition of Flint in May, which significantly expanded our presence in the oil and gas market, a longstanding priority for URS, and positioned us to benefit from greater North American energy independence.  We now have an expanded range of engineering, procurement and construction (EPC) capabilities in the oil and gas market across North America, and oil and gas is expected to contribute approximately 25% of our revenues in the second half of this year.”

“For the second quarter, URS delivered strong top line growth and significant increases in net income and EPS, excluding costs related to our acquisition of Flint.  Including Flint, oil and gas revenues increased by 210% compared to the same period last year.  Second quarter power sector revenues also were strong, increasing 28% as a result of work on emission control projects and steady demand for nuclear retrofit and modification services.”

“In our public sector markets, federal revenues were stable for the quarter, while revenues in the infrastructure market decreased, reflecting the successful completion of a major project and constrained state and local budgets.  That said, we are encouraged by the high level of new procurement activity and the passage in June of MAP-21, the new Federal Highway Bill, which provides strong funding for public infrastructure programs over the next two fiscal years.”

“Looking forward, we expect to continue to benefit from our diversified mix of businesses, including our strong positions in private sector markets -- such as oil and gas, power and industrial -- and leading positions in the federal and infrastructure markets.”

Detail on Second Quarter 2012 Results

Revenues for the quarter were $2.69 billion, compared with $2.36 billion recorded during the second quarter of 2011.  Revenues included $277.5 million from approximately seven weeks of operations of the former Flint, which URS acquired on May 14, 2012.  See page 16 of this earnings release for supplemental information regarding the Flint acquisition.  Operating income for the second quarter of 2012 was $149.5 million, compared with $150.6 million reported in the corresponding period of the prior year. Net income was $53.6 million, compared to $66.8 million reported in the second quarter of 2011.  Diluted EPS were $0.72, compared to diluted EPS of $0.86 reported in the second quarter of last year.

URS’ second quarter results included a pre-tax charge of $11.3 million (or $0.16 per share after tax) for expenses related to the Flint acquisition, and a pre-tax charge of $9.2 million (or $0.12 per share after tax) for the recognition of foreign currency losses caused by movements in the Canadian dollar versus the U.S. dollar related to intercompany loans and foreign currency derivatives.  URS’ prior year second quarter results included $1.0 million of pre-tax acquisition-related expenses.

Excluding these charges for both periods, URS’ net income for the second quarter of 2012 would have been $74.7 million, a 10% increase from the second quarter 2011, and diluted EPS would have been $1.00, a 15% increase from 2011.

A reconciliation of Net Income and EPS, excluding acquisition expenses and foreign currency losses related to the Flint transaction, to GAAP Net Income and EPS for the second quarter and the first six months of 2012 compared to the same periods in 2011 is attached to this release and is available on the investor relations page of URS’ website at www.urs.com.

The Company’s backlog was $14.3 billion at the end of the second quarter of 2012, essentially unchanged compared to December 30, 2011, the last day of the Company’s 2011 fiscal year.  URS ended the quarter with a book of business of $27.3 billion, compared to $27.0 billion as of December 30, 2011.  Flint added $1.1 billion to backlog and $0.8 billion in indefinite delivery contracts for a total contribution of $1.9 billion to the Company’s book of business at the end of the quarter.

Six-Month Results

Revenues for the first six months of 2012 were $5.05 billion, compared with $4.68 billion recorded during the first six months of 2011.  Revenues included $277.5 million from approximately seven weeks of operations of the former Flint.  Operating income for the first six months of 2012 was $310.9 million, compared with $282.6 million reported in the year-ago period. Net income for the first six months of 2012 was $133.3 million, compared with $128.9 million reported in the first six months of 2011.  Diluted EPS for the first six months of 2012 were $1.79, compared with $1.65 reported in the first six months of last year.

URS’ six-month results included a pre-tax charge of $16.9 million (or $0.20 per share after tax) for acquisition-related expenses, and a pre-tax charge of $6.7 million (or $0.09 per share after tax) for foreign currency losses related to intercompany loans and foreign currency derivatives.  Excluding the two charges, URS’ net income for the first six months of 2012 would have been $155.2 million and diluted EPS would have been $2.08.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment consists of the operations of Flint, which URS acquired on May 14, 2012, which includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas market.

Infrastructure & Environment.  For the second quarter of 2012, the Infrastructure & Environment segment reported revenues of $966.3 million and operating income of $62.6 million, compared to revenues of $929.5 million and operating income of $54.3 million for the corresponding period in 2011.

Federal Services.  For the second quarter of 2012, the Federal Services segment reported revenues of $718.2 million and operating income of $59.8 million, compared to revenues of $668.6 million and operating income of $45.8 million for the corresponding period in 2011.

Energy & Construction.  For the second quarter of 2012, the Energy & Construction segment reported revenues of $777.9 million and operating income of $54.8 million, compared to revenues of $810.5 million and operating income of $69.5 million for the corresponding period in 2011.

Oil & Gas.  For the period from May 14, 2012, when URS initiated the Oil & Gas segment with the acquisition of Flint, to the end of URS’ second quarter on June 29, 2012, the Oil & Gas segment reported revenues of $277.5 million and operating income of $3.0 million.

Quarterly Dividend

On August 3, 2012, the Company declared a quarterly cash dividend of $0.20 per common share for the third quarter of 2012.  The dividend will be paid on October 5, 2012 to stockholders of record as of September 14, 2012.

Outlook for Fiscal 2012

URS updated its guidance for fiscal 2012 to reflect the acquisition of Flint.  URS expects that fiscal 2012 revenues will be approximately $11.0 billion, compared with prior guidance of between $9.9 billion and $10.1 billion.  Net income is now expected to be between $311 million and $319 million, compared with prior guidance of between $292 and $300 million.  Diluted EPS for fiscal 2012 is expected to be between $4.15 and $4.25, compared with prior guidance of between $3.95 and $4.05.  The Company’s fully diluted weighted-average shares outstanding for 2012 are now expected to be approximately 75 million shares.

Webcast Information

URS will host a dial-in conference call on Tuesday, August 7, 2012 at 5:00 p.m. (ET) to discuss its second quarter fiscal 2012 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 57,000 employees in a network of offices in nearly 50 countries (www.urs.com).

TABLES TO FOLLOW

###

Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future outstanding shares, future backlog and book of business, future dividend payments, future tax deductions, future amortization of intangible assets and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements: declines in the economy or client spending; gains and losses resulting from fluctuations in foreign currency exchange rates; changes in our book of business; our compliance with government regulations; impairment of our goodwill; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in commodity prices; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended June 29, 2012, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	June 29, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$287.8	$436.0
Accounts receivable, including retentions of $91.3 and $67.5, respectively	1,451.3	1,114.7
Costs and accrued earnings in excess of billings on contracts	1,608.4	1,317.1
Less receivable allowances	(38.3)	(43.1)
Net accounts receivable	3,021.4	2,388.7
Deferred tax assets	59.1	63.0
Inventory	79.5	19.5
Other current assets	223.9	181.7
Total current assets	3,671.7	3,088.9
Investments in and advances to unconsolidated joint ventures	253.8	107.7
Property and equipment at cost, net	679.2	269.4
Intangible assets, net	737.2	522.0
Goodwill	3,241.5	2,773.0
Other assets	114.1	101.6
Total assets	$8,697.5	$6,862.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$86.5	$61.5
Accounts payable and subcontractors payable, including retentions of $41.0 and $39.6, respectively	782.3	659.1
Accrued salaries and employee benefits	519.6	527.0
Billings in excess of costs and accrued earnings on contracts	280.1	310.8
Other current liabilities	200.9	176.5
Total current liabilities	1,869.4	1,734.9
Long-term debt	2,230.6	737.0
Deferred tax liabilities	372.1	276.5
Self-insurance reserves	143.0	132.7
Pension and post-retirement benefit obligations	266.9	276.0
Other long-term liabilities	246.0	221.1
Total liabilities	5,128.0	3,378.2
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 88.9 and 87.8 shares issued, respectively; and 76.8 and 76.7 shares outstanding, respectively	0.9	0.9
Treasury stock, 12.1 and 11.1 shares at cost, respectively	(494.9)	(454.9)
Additional paid-in capital	2,979.8	2,966.8
Accumulated other comprehensive loss	(122.0)	(110.8)
Retained earnings	1,077.9	975.2
Total URS stockholders’ equity	3,441.7	3,377.2
Noncontrolling interests	127.8	107.2
Total stockholders’ equity	3,569.5	3,484.4
Total liabilities and stockholders’ equity	$8,697.5	$6,862.6

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011

Revenues	$2,690.7	$2,360.3	$5,052.2	$4,680.1
Cost of revenues	(2,527.5)	(2,228.3)	(4,730.7)	(4,431.1)
General and administrative expenses	(19.4)	(19.0)	(39.4)	(41.4)
Acquisition-related expenses	(11.3)	(1.0)	(16.9)	(1.0)
Equity in income of unconsolidated joint ventures	17.0	38.6	45.7	76.0
Operating income	149.5	150.6	310.9	282.6
Interest expense	(20.7)	(5.1)	(30.5)	(10.2)
Other expenses (1)	(9.2)	—	(6.7)	—
Income before income taxes	119.6	145.5	273.7	272.4
Income tax expense (as revised) (2)	(40.5)	(45.5)	(89.1)	(84.5)
Net income including noncontrolling interests (as revised) (2)	79.1	100.0	184.6	187.9
Noncontrolling interests in income of consolidated subsidiaries (as revised) (2)	(25.5)	(33.2)	(51.3)	(59.0)
Net income attributable to URS	$53.6	$66.8	$133.3	$128.9

Earnings per share:
Basic	$0.72	$0.87	$1.80	$1.66
Diluted	$0.72	$0.86	$1.79	$1.65
Weighted-average shares outstanding:
Basic	74.2	77.2	74.1	77.8
Diluted	74.6	77.7	74.4	78.2

Cash dividends declared per share	$0.20	$—	$0.40	$—

(1)	Other expenses consist of foreign currency losses related to intercompany loans and foreign currency derivatives.

(2)
We have corrected the calculation and previously reported presentation of income tax expense, net income including noncontrolling interests and noncontrolling interests in income of consolidated subsidiaries by revising prior year amounts, as discussed on page 12 of this press release.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income including noncontrolling interests (as revised) (1)	$79.1	$100.0	$184.6	$187.9
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	30.4	20.6	50.4	40.8
Amortization of intangible assets	25.4	15.2	42.6	28.2
Amortization of debt issuance costs and discount/premium	1.7	1.6	2.5	3.2
Foreign currency losses related to foreign currency derivatives and intercompany loans	9.2	—	6.7	—
Normal profit	(3.8)	2.4	(2.4)	3.4
Provision for doubtful accounts	(1.4)	5.3	—	6.6
Deferred income taxes	16.8	(0.8)	18.9	24.8
Stock-based compensation	10.0	10.4	21.3	22.4
Excess tax benefits from stock-based compensation	0.4	(0.1)	—	(0.8)
Equity in income of unconsolidated joint ventures	(17.0)	(38.6)	(45.7)	(76.0)
Dividends received from unconsolidated joint ventures	27.9	29.5	46.5	41.4
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(19.2)	24.4	(97.7)	23.3
Inventory	1.3	(2.1)	0.8	(6.5)
Other current assets	(7.6)	(7.1)	(13.0)	(6.7)
Advances to unconsolidated joint ventures	4.6	5.5	(1.1)	(3.8)
Accounts payable, accrued salaries and employee benefits, and other current liabilities (as revised) (1)	(150.2)	(39.5)	(170.3)	(42.8)
Billings in excess of costs and accrued earnings on contracts	31.2	15.9	(34.3)	19.2
Other long-term liabilities (as revised) (1)	1.4	8.5	(2.7)	(3.8)
Other assets	(8.9)	0.9	7.8	2.1
Total adjustments and changes	(47.8)	52.0	(169.7)	75.0
Net cash from operating activities	31.3	152.0	14.9	262.9
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(1,345.7)	(275.9)	(1,345.7)	(278.8)
Proceeds from disposal of property and equipment	3.5	0.7	13.0	2.2
Payments in settlement of foreign currency forward contract	(1,260.6)	—	(1,260.6)	—
Receipts in settlement of foreign currency forward contract	1,260.3	—	1,260.3	—
Investments in unconsolidated joint ventures	2.0	(4.8)	(2.0)	(12.0)
Changes in restricted cash	(1.7)	—	—	(0.3)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(31.2)	(20.3)	(49.0)	(31.3)
Net cash from investing activities	(1,373.4)	(300.3)	(1,384.0)	(320.2)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
Cash flows from financing activities:
Borrowings from long-term debt	—	—	998.9	—
Payments on long-term debt	(1.5)	(2.3)	(3.1)	(4.4)
Borrowings from revolving line of credit	510.0	100.0	560.0	100.0
Payments on revolving line of credit	(190.0)	(50.0)	(263.6)	(50.0)
Net payments under foreign lines of credit and short-term notes	2.3	13.3	(6.6)	5.8
Net change in overdrafts	30.2	50.9	30.8	32.3
Payments on capital lease obligations	(2.4)	(2.0)	(5.0)	(4.1)
Payments of debt issuance costs	(0.1)	—	(8.8)	—
Excess tax benefits from stock-based compensation	(0.4)	0.1	—	0.8
Proceeds from employee stock purchases and exercises of stock options	5.2	4.6	6.2	6.1
Distributions to noncontrolling interests	(19.7)	(23.0)	(35.2)	(38.6)
Contributions and advances from noncontrolling interests	1.7	2.9	2.2	6.1
Dividends paid	(14.9)	—	(14.9)	—
Repurchases of common stock	—	—	(40.0)	(136.7)
Net cash from financing activities	320.4	94.5	1,220.9	(82.7)
Net change in cash and cash equivalents	(1,021.7)	(53.8)	(148.2)	(140.0)
Cash and cash equivalents at beginning of period	1,309.5	487.6	436.0	573.8
Cash and cash equivalents at end of period	$287.8	$433.8	$287.8	$433.8

Supplemental information:
Interest paid	$11.0	$3.7	$18.3	$7.8
Taxes paid	$73.9	$35.4	$82.7	$92.6

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$6.6	$2.7	$10.5	$5.1
Cash dividends declared but not paid	$15.7	$—	$15.7	$—

(1)
We have corrected the previously reported presentation of net income including noncontrolling interests, other long-term liabilities, and accounts payable, accrued salaries and employee benefits, and other current liabilities discussed on page 12 of this press release.

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULES OF GAAP TO NON-GAAP MEASURES

Net income and diluted EPS, excluding the impact of acquisition-related expenses and other expenses in the tables below are not computed in accordance with generally accepted accounting principles (“GAAP”). We present these amounts to demonstrate their impact.  These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of acquisition-related expenses and other expenses should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below are the reconciliations of net income and diluted EPS, before the impact of acquisition-related expenses and other expenses, to GAAP net income and diluted EPS for the three and six months ended June 29, 2012 and July 1, 2011.

	Three Months Ended
	June 29, 2012		July 1, 2011
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expenses and other expenses	$74.7	$1.00	$67.8	$.87
Acquisition-related expenses, net of tax	(11.9)	(.16)	(1.0)	(.01)
Other expenses, net of tax (1)	(9.2)	(.12)	—	—
Net income and diluted EPS	$53.6	$.72	$66.8	$.86

	Six Months Ended
	June 29, 2012		July 1, 2011
(In millions, except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Before the impact of acquisition-related expenses and other expenses	$155.2	$2.08	$129.9	$1.66
Acquisition-related expenses, net of tax	(15.2)	(0.20)	(1.0)	(0.01)
Other expenses, net of tax (1)	(6.7)	(0.09)	—	—
Net income and diluted EPS	$133.3	$1.79	$128.9	$1.65

(1)	Other expenses consist of foreign currency losses related to intercompany loans and foreign currency derivatives.

URS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION REGARDING REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Revision of Previously Issued Financial Statements

During fiscal year 2011, we identified an error and revised our calculation and presentation of income tax expense related to noncontrolling interests in consolidated joint ventures that pass taxable income through to their partners.  This revision did not cause a change in either our net income or EPS.  We revised the amounts for the three and six months ended July 1, 2011.

The effects of these revisions on our condensed consolidated statements of operations and condensed consolidated statements of cash flows for the three and six months ended July 1, 2011 are as follows:

	Three Months Ended			Six Months Ended
	July 1, 2011			July 1, 2011
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions)
Condensed Consolidated Statements of Operations Data:
Income before income taxes	$145.5	$—	$145.5	$272.4	$—	$272.4
Income tax expense	(54.9)	9.4	(45.5)	(98.9)	14.4	(84.5)
Net income including noncontrolling interests	90.6	9.4	100.0	173.5	14.4	187.9
Noncontrolling interests in income of consolidated subsidiaries	(23.8)	(9.4)	(33.2)	(44.6)	(14.4)	(59.0)
Net income attributable to URS	$66.8	$—	$66.8	$128.9	$—	$128.9

	Three Months Ended			Six Months Ended
	July 1, 2011			July 1, 2011
	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
(In millions)
Condensed Consolidated Statements of Cash Flows Data:
Cash flows from operating activities:
Net income including noncontrolling interests	$90.6	$9.4	$100.0	$173.5	$14.4	$187.9
Accounts payable, accrued salaries and employee benefits, and other current liabilities	$(31.2)	$(8.3)	$(39.5)	$(30.0)	$(12.8)	$(42.8)
Other long-term liabilities	$9.6	$(1.1)	$8.5	$(2.2)	$(1.6)	$(3.8)

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas (1)	Total
As of June 29, 2012
Backlog	$3,174.6	$3,619.0	$6,444.3	$1,049.9	$14,287.8
Option years	248.3	2,848.0	2,045.2	—	5,141.5
Indefinite delivery contracts	3,270.1	2,559.4	1,265.0	824.5	7,919.0
Total book of business	$6,693.0	$9,026.4	$9,754.5	$1,874.4	$27,348.3

As of December 30, 2011
Backlog	$2,993.1	$4,141.8	$7,124.7	$—	$14,259.6
Option years	316.6	2,370.1	2,026.2	—	4,712.9
Indefinite delivery contracts	2,806.5	3,304.0	1,948.0	—	8,058.5
Total book of business	$6,116.2	$9,815.9	$11,098.9	$—	$27,031.0

	June 29,	December 30,
(In millions)	2012	2011
Backlog by market sector:
Federal	$7,331.9	$8,542.4
Infrastructure	3,095.7	3,011.0
Oil & Gas (1,2)	1,598.1	383.4
Power	1,385.9	1,623.8
Industrial (2)	876.2	699.0
Total backlog	$14,287.8	$14,259.6

(1)	We completed the acquisition of Flint in May 2012. The operations of Flint have become the Oil & Gas Division of URS Corporation.

(2)
Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.   In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY DIVISION

	Three Months Ended		Six Months Ended
(In millions)	June 29,	July 1,	June 29,	July 1,
	2012	2011	2012	2011
Revenues
Infrastructure & Environment	$966.3	$929.5	$1,930.4	$1,839.4
Federal Services (1)	718.2	668.6	1,435.3	1,249.8
Energy & Construction	777.9	810.5	1,503.6	1,676.8
Oil & Gas (2)	277.5	—	277.5	—
Inter-segment eliminations	(49.2)	(48.3)	(94.6)	(85.9)
Total revenues	$2,690.7	$2,360.3	$5,052.2	$4,680.1
Operating income
Infrastructure & Environment	$62.6	$54.3	$108.6	$109.9
Federal Services (1)	59.8	45.8	152.7	81.6
Energy & Construction	54.8	69.5	102.9	132.5
Oil & Gas (2)	3.0	—	3.0	—
Corporate	(30.7)	(19.0)	(56.3)	(41.4)
Total operating income	$149.5	$150.6	$310.9	$282.6

(1)	The operating results of Apptis Holdings, Inc. (“Apptis”) have been included in our consolidated results since the acquisition on June 1, 2011.

(2)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas (1)	Power	Industrial (1)	Total
Three months ended June 29, 2012
Infrastructure & Environment	$175.9	$391.3	$135.6	$52.5	$173.5	$928.8
Federal Services (2)	717.9	—	—	—	—	717.9
Energy & Construction	260.2	56.7	51.1	275.2	123.3	766.5
Oil & Gas (3)	—	—	277.5	—	—	277.5
Total	$1,154.0	$448.0	$464.2	$327.7	$296.8	$2,690.7

Six months ended June 29, 2012
Infrastructure & Environment	$355.2	$775.6	$260.3	$107.9	$357.0	$1,856.0
Federal Services (2)	1,434.9	—	—	—	—	1,434.9
Energy & Construction	537.2	110.4	89.6	511.8	234.8	1,483.8
Oil & Gas (3)	—	—	277.5	—	—	277.5
Total	$2,327.3	$886.0	$627.4	$619.7	$591.8	$5,052.2

Three months ended July 1, 2011
Infrastructure & Environment	$150.2	$396.1	$113.5	$48.4	$203.4	$911.6
Federal Services (2)	668.4	—	—	—	—	668.4
Energy & Construction	341.3	82.5	36.3	207.9	112.3	780.3
Oil & Gas (3)	—	—	—	—	—	—
Total	$1,159.9	$478.6	$149.8	$256.3	$315.7	$2,360.3

Six months ended July 1, 2011
Infrastructure & Environment	$310.3	$790.2	$215.9	$101.2	$391.6	$1,809.2
Federal Services (2)	1,249.3	—	—	—	—	1,249.3
Energy & Construction	664.8	188.5	97.4	455.4	215.5	1,621.6
Oil & Gas (3)	—	—	—	—	—	—
Total	$2,224.4	$978.7	$313.3	$556.6	$607.1	$4,680.1

(1)
Historically, we have included revenues from the oil & gas market sector as part of our presentation of revenues from the industrial & commercial market sector.  Effective at the beginning of our 2012 fiscal year, we revised our presentation to show our revenues from the oil & gas market sector separately.  In addition, we have changed the name of our “industrial and commercial” market sector to “industrial” market sector.  For comparative purposes, we reclassified the prior period’s data to conform them to the current period’s presentation.

(2)	The operating results of Apptis have been included in our consolidated results since the acquisition on June 1, 2011.

(3)	The operating results of Flint have been included in our consolidated results since the acquisition on May 14, 2012.

URS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

•	URS Corporation’s (NYSE: URS) acquisition of Flint Energy Services Limited (“Flint”) closed on May 14, 2012. Flint is now the Oil & Gas Division of URS.

•	URS’ financial results for the second quarter of 2012 reflect the impact of Flint for the seven-week period from the acquisition date through June 29, 2012.

•	The amount of goodwill created from the acquisition of Flint was $475 million, none of which is expected to be tax deductible.

•	The total amount allocated to identifiable intangible assets from the acquisition was $266 million.

•	Revenues from the Oil & Gas Division for the second quarter of 2012 were $277.5 million.

•
Operating income from the Oil & Gas Division for the second quarter of 2012 was $3.0 million.  This includes $8.6 million pre-tax amortization of intangible assets in connection with the Flint acquisition.

•	Pre-tax acquisition-related expenses were $11.3 million and $16.9 million for the three and six months ended June 29, 2012, respectively.

•	Pre-tax foreign currency losses related to intercompany loans and foreign currency derivatives were $9.2 million for the second quarter of 2012.

•	URS Oil & Gas Division’s Book of Business

(In millions)	Acquisition Date	Quarter Ended
As of:	May 14, 2012	June 29, 2012
Backlog	$980.7	$1,049.9
Indefinite delivery contracts	790.7	824.5
Total book of business	$1,771.4	$1,874.4

Amortization of Intangible Assets

•	URS’ amortization of intangible assets is expected to be approximately $100 million for the 2012 fiscal year and approximately $110 million for the 2013 fiscal year.